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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


                                        Jurisdiction of Organization
Name of Subsidiary                      and Type of Entity
------------------                      ----------------------------
AMB Property II, L.P.                   Delaware limited partnership
Long Gate, L.L.C.                       Delaware limited liability
                                        company